Exhibit 99.1

RigNet Announces Organizational Changes

•	Errol Olivier joins RigNet as SVP and Chief Operating Officer

•	Mr. Olivier will be responsible for all customer-facing functions

•	Jay Hilbert, SVP, Sales, will transition out of the company

HOUSTON – January 6, 2020 (GLOBE NEWSWIRE) – RigNet, Inc. (NASDAQ: RNET), the leading provider of ultra-secure, intelligent networking solutions, today announced organizational changes designed to accelerate RigNet’s transformation strategy as the company continues to move ‘up the stack’ and to further improve the company’s industry-leading customer service and responsiveness.

Effective immediately, Errol Olivier joins RigNet as Senior Vice President and Chief Operating Officer. Reporting directly to President and Chief Executive Officer Steven Pickett, Mr. Olivier will be responsible for all customer-facing functions, including Sales, Sales Engineering, Service Delivery, Bids and Proposals, and the company’s Global Network Operations Centers.

“I am delighted that Errol has agreed to join the RigNet team,” said Mr. Pickett. “He brings a wealth of experience in the oil and gas and maritime remote communications industries, as well as key relationships with our customers. His understanding of our business, combined with his enthusiasm for our strategy to enable our customers’ digital transformation efforts through real-time machine learning and cybersecurity, will help us drive continued success.”

Mr. Olivier brings more than thirty years of experience in the satellite communications industry. His previous roles include President and Chief Executive Officer of MTN Satellite Communications; President, Chief Executive Officer, and Chairman of Broadpoint; and President and Chief Operating Officer of CapRock Communications.

RigNet also announced the departure of Senior Vice President, Sales Jay Hilbert, effective January 6, 2016. Mr. Hilbert will provide consulting services on several discrete initiatives between now and March 31, 2020. Mr. Hilbert joined RigNet in 2016.

“Jay joined the company at a critical time in the midst of the oil and gas industry downturn,” said Mr. Pickett. “Under his leadership, RigNet regained lost market share and made great inroads with customers as we began offering our new, differentiated technology services, like Intelie, as part of our strategic transformation. I am very thankful for Jay’s leadership in bringing RigNet to where to we are today and for building a strong sales team to carry us forward, and we wish him the best in his future endeavors.”

About RigNet, Inc.:

RigNet (NASDAQ: RNET) delivers advanced software and communications infrastructure that allow our customers to realize the business benefits of digital transformation. With world-class, ultra-secure solutions spanning IP connectivity, bandwidth-optimized OTT applications, IIoT big data enablement, and industry-leading machine learning analytics, RigNet supports the full evolution of digital enablement, empowering businesses to respond faster to high priority issues, mitigate the risk of operational disruption, and maximize their overall financial performance. RigNet is headquartered in Houston, Texas with operations around the world. For more information, please visit http://www.rig.net.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 – that is, statements related to the future, not past, events. Forward-looking statements are based on the current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business, customer experience, and strategic transformation efforts and often contain words such as “anticipate,” “believe,” “intend,”, “will”, “expect,” “plan” or other similar words. These forward-looking statements involve certain risks and uncertainties, including those risks set forth in Item 1A – Risk Factors of the Company’s most recent 10-K filing, and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to RigNet’s SEC filings. RigNet undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Lee M. Ahlstrom

Senior Vice President and Chief Financial Officer

RigNet, Inc.

Tel: +1 (281) 674-0699